Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them (and their affiliates) of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Dynavax Technologies Corporation and that this agreement be included as an Exhibit to such joint filing. In addition, each party to this Joint Filing Agreement expressly authorizes each other party to this Joint Filing Agreement to file on its (and its affiliates’) behalf any and all amendments to such Statement on Schedule 13G. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Joint Filing Agreement as of this 19th day of September 2016.

GLENHILL ADVISORS, LLC

By:	/s/ GLENN J. KREVLIN
Name:	Glenn J. Krevlin
Title:	Managing Member

/s/ GLENN J. KREVLIN
Name:	Glenn J. Krevlin

GLENHILL CAPITAL ADVISORS, LLC

By:	KREVLIN MANAGEMENT, INC.
Managing Member

By:	/s/ GLENN J. KREVLIN
Name:	Glenn J. Krevlin
Title:	President

GLENHILL CAPITAL MANAGEMENT, LLC

By:	GLENHILL ADVISORS, LLC
Managing Member

By:	/s/ GLENN J. KREVLIN
Name:	Glenn J. Krevlin
Title:	Managing Member